UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 14, 2002


                                     0-23152
                                     -------
                            (Commission File Number)

              Delaware                                 33-0253408
              --------                                 ----------
    (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)

              3051 North First Street, San Jose, California  95134
              ----------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (408) 468-5400
                                                           --------------


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ITEM  5.     OTHER  EVENT

     On August 12, 2002, Symbol Technologies, Inc. ("Symbol"), Symbol Acquisition Corp., a wholly owned subsidiary of Symbol, and @pos.com, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"). In connection therewith, the Company executed an Amended and Restated Convertible Promissory Note in the amount of $3,500,000 (the "Amended Note") in favor of Symbol. The funds advanced pursuant to the Amended Note has been used to repay in full all of the borrowings outstanding under the Convertible Promissory Note dated June 26, 2002 held by Hand Held Products, Inc. The funds shall also be used to provide additional interim working capital to the Company until the transactions contemplated by the Merger Agreement are consummated. In addition, the Company and Crossvue, Inc., a wholly owned subsidiary of the Company, terminated the asset purchase agreement for the sale of substantially all of their properties and assets to Hand Held Products, Inc., a Delaware corporation.

     The Symbol transaction is described in more detail in the press release, the Merger Agreement, and the Amended Note copies of which are filed as exhibits hereto, and which information is incorporated herein by reference.

ITEM  7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

     10.1 Agreement and Plan of Merger dated August 12, 2002 by and among @pos.com, Inc., Symbol Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Symbol Technologies, Inc., and Symbol Technologies, Inc., a Delaware corporation.

     10.2 Amended and Restated Convertible Promissory Note dated August 12, 2002 by and among @pos.com, Inc. and Symbol Technologies, Inc., a Delaware corporation.

     99.1 Press Release dated August 14, 2002, issued in connection with the signing of the Merger Agreement.


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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       @POS.COM,  INC.

Date:  August 14, 2002                 By: /s/ JOHN WOOD
                                          -------------------------------
                                       John Wood, Chief Executive Officer




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